     As filed with the Securities and Exchange Commission on June 26, 2001
                                                   Registration No. 333-________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               FLUOR CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                 Delaware                                       33-0927079
      (State or Other Jurisdiction of                        (I.R.S. Employer
      Incorporation or Organization)                      Identification Number)

           One Enterprise Drive                                  92656-2606
          Aliso Viejo, California                                (Zip Code)
 (Address of Principal Executive Offices)

              FLUOR DANIEL CRAFT EMPLOYEES 401(k) RETIREMENT PLAN

                           (Full Title of the Plan)

                              LAWRENCE N. FISHER
                   Senior Vice President - Law and Secretary
                             One Enterprise Drive
                      Aliso Viejo, California 92656-2606
                    (Name and Address of Agent for Service)
                                (949) 349-2000
         (Telephone Number, Including Area Code, of Agent for Service)

                                _______________

Copies of all communications, including all communications sent to agent for service, should be sent to:

                               Ronald O. Mueller
                          Gibson, Dunn & Crutcher LLP
                    1050 Connecticut Avenue, NW, Suite 900
                             Washington, DC 20036
                                (202) 955-8500

================================================================================

---------------------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
           Title of Securities              Proposed Maximum Aggregate Offering                    Amount of
            to be Registered                             Price/(1)/                          Registration Fee/(2)/
---------------------------------------------------------------------------------------------------------------------------
         Common Stock, par value                          $880,000                                 $220.00
             $0.01 per share
---------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plan. In accordance with Rule 457(h)(2), no separate fee calculations are made for plan interests.
(2) The registration fee has been calculated in accordance with 457(o) under the Securities Act of 1933 based on the maximum aggregate offering price of securities being registered.

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Fluor Corporation, a Delaware corporation (the "Company" or "Registrant"), relating to the Fluor Daniel Craft Employees 401(k) Retirement Plan (the "Plan").

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

       Not filed as part of this Registration Statement pursuant to Note to
       Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

       Not filed as part of this Registration Statement pursuant to Note to
       Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents of the Registrant and the Plan heretofore filed with the Securities and Exchange Commission (the "Commission"), are hereby incorporated in this Registration Statement by reference:

         (1) The Annual Report of the Registrant on Form 10-K for the fiscal year ended October 31, 2000;

         (2) The Registrant's Reports on Form 10-Q for the transition period from November 1, 2000 to December 31, 2000 and for the quarter ended March 31, 2001;

         (3) The Plan's Annual Report on Form 11-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission on June 27, 2000;

         (4)   The Company's Registration Statement on Form 10/A (Amendment No.
               1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed on November 22, 2000, which includes a description of the Company's common stock; and

         (5) Form 8-Ks filed by the Registrant on November 29, 2000 and December 7, 2000.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein and any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant is a Delaware corporation. Article Sixteen of the Registrant's Amended and Restated Certificate of Incorporation provides that the officers and directors of the Registrant shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as amended from time to time (the "GCL") (but in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Section 145 of the GCL provides that a Delaware corporation has the power to indemnify officers and directors in certain circumstances.

         Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer has no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any obligation, issue or matter as to which such director or officer has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that (i) to the extent that a director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Article Sixteen of the Registrant's Amended and Restated Certificate of Incorporation provides that the indemnification provided for thereunder shall be a contract right which shall include the right to be paid expenses incurred in defending any proceeding in advance of its final disposition subject to any undertakings required under the GCL. Subsection (e) of Section 145 requires an undertaking to repay any such amount advanced if the director or officer receiving such amount is ultimately determined not to be entitled to indemnification.

         Article Sixteen limits indemnification of any officer or director with respect to actions initiated by such person to those actions where such indemnification is approved by the Registrant's Board of Directors.

         Indemnification provided for by Section 145 and Article Sixteen is not to be deemed exclusive of any other rights to which the indemnified party may be entitled. Both Section 145 and Article Sixteen permit the Registrant to maintain insurance on behalf of a director or officer against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liabilities under Section 145.

         Article Sixteen provides that any director or officer claiming rights to indemnification thereunder may bring suit if such indemnification is not paid within thirty days. Article Sixteen further provides that the Registrant bears the burden of proving that the claimant has not met the standards of conduct required for indemnification under the GCL if the Registrant elects to defend any such action. Article Fifteen of the Registrant's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted under the GCL, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 7.  Exemption from Registration Claimed.

               Not applicable.

Item 8.  Exhibits.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

4.1 Amended and Restated Certificate of Incorporation of the Registrant, as in effect as of November 31, 2000 (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form 10/A (Amendment No. 1) and incorporated herein by reference)

4.2 Bylaws of the Registrant, as amended, effective November 17, 2000 (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form 10/A (Amendment No. 1) and incorporated herein by reference)

5 In lieu of an opinion of counsel or Internal Revenue Service ("IRS") determination letter on compliance with ERISA or Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that the Registrant will submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS to qualify the Plan

23.1       Consent of Independent Auditors

24         Powers of Attorney (included on Signature Page)

Item 9.  Undertakings.

(1)      The Registrant and the Plan hereby undertake:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Registrant and Plan hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant or the Plan pursuant to the provisions discussed in Item 6 of the Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Orange, State of California on the 26th day of June 2001.

                                               FLUOR CORPORATION

                                               By: /s/ Lawrence N. Fisher
                                                  -----------------------
                                               Lawrence N. Fisher
                                               Senior Vice President - Law and
                                               Secretary

         Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Orange, State of California on the 26th day of June 2001.

                                               FLUOR DANIEL CRAFT EMPLOYEES
                                               401(k) RETIREMENT PLAN

                                               By: /s/ Joseph Deacon
                                                  ------------------
                                               Joseph Deacon
                                               Plan Administrative Committee

       Each person whose signature appears below constitutes and appoints Lawrence N. Fisher, and Eric P. Helm, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed below by the following persons in the capacities indicated on June 26, 2001.

                 Signature                                               Title
  PRINCIPAL EXECUTIVE OFFICER AND                       Director, Chairman of the Board and Chief
              DIRECTOR                                               Executive Officer

                /s/
     --------------------------
       Philip J. Carroll, Jr.

     PRINCIPAL FINANCIAL OFFICER                        Senior Vice President and Chief Financial
                                                                           Officer

                /s/
     --------------------------
         D. Michael Steuert

    PRINCIPAL ACCOUNTING OFFICER                               Vice President and Controller

                /s/
     --------------------------
          Victor L. Prechtl

                /s/
     --------------------------
          Alan L. Boeckmann

                /s/                                                       Director
     --------------------------
      Carroll A. Campbell, Jr.

                /s/                                                       Director
     --------------------------
           Peter J. Fluor

                /s/                                                       Director
     --------------------------
          David P. Gardner

                /s/                                                       Director
     --------------------------
         Thomas L. Gossage

                /s/                                          Director
     --------------------------
           James T. Hackett

                /s/                                          Director
     --------------------------
           Bobby R. Inman

                /s/                                          Director
     --------------------------
         Vilma S. Martinez

                /s/                                          Director
     --------------------------
           Dean R. O'Hare

                /s/                                          Director
     --------------------------
          Robin W. Renwick

                /s/                                          Director
     --------------------------
          James O. Rollans

                /s/                                          Director
     --------------------------
           Martha R. Seger

                /s/                                          Director
     --------------------------
           James C. Stein



By: /s/ Eric P. Helm
    ----------------

    Eric P. Helm

    Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                                                       Sequentially
                                                                                                         Numbered
Exhibit No.                                           Description                                          Page
-----------         ------------------------------------------------------------------------------     ------------
4.1                 Amended and Restated Certificate of Incorporation of the Registrant, as in
                    effect as of November 30, 2000 (filed as Exhibit 3.1 to the Registrant's
                    Registration Statement on Form 10/A (Amendment No. 1) and incorporated herein by reference)

4.2                 Bylaws of the Registrant, as amended, effective November 17, 2000 (filed as
                    Exhibit 3.2 to the Registrant's Registration Statement on Form 10/A
                    (Amendment No. 1) and incorporated herein by reference)

23.1                Consent of Independent Auditors

24                  Powers of Attorney (included on Signature Page)